EXHIBIT 99.1
SOUTHSIDE BANCSHARES, INC.
ANNOUNCES FINANCIAL RESULTS FOR THE
FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2024

•Fourth quarter net income of $21.8 million;
•Fourth quarter earnings per diluted common share of $0.71;
•Annualized return on fourth quarter average assets of 1.03%;
•Annualized return on fourth quarter average tangible common equity of 14.12%(1); and
•Nonperforming assets decreased to 0.04% of total assets.
Tyler, Texas (January 29, 2025) Southside Bancshares, Inc. (“Southside” or the “Company”) (NYSE: SBSI) today reported its financial results for the quarter and year ended December 31, 2024. Southside reported net income of $21.8 million for the three months ended December 31, 2024, an increase of $4.5 million, or 25.8%, compared to $17.3 million for the same period in 2023. Earnings per diluted common share increased $0.14, or 24.6%, to $0.71 for the three months ended December 31, 2024, from $0.57 for the same period in 2023. The annualized return on average shareholders’ equity for the three months ended December 31, 2024, was 10.54%, compared to 9.31% for the same period in 2023.  The annualized return on average assets was 1.03% for the three months ended December 31, 2024, compared to 0.85% for the same period in 2023.
“For the year ended December 31, 2024, net income increased $1.8 million to $88.5 million when compared to 2023, earnings per share increased $0.09 to $2.91, and the return on average tangible common equity was 14.92%. For 2024, loan growth was 3.0% and linked quarter loans increased $83.5 million, or 7.3% annualized, most of which occurred in December,” stated Lee R. Gibson, Chief Executive Officer of Southside. “We recorded losses of $540,000 associated with two branch closures during 2024. Linked quarter our net interest margin decreased 12 basis points. Asset quality metrics remain solid with the nonperforming assets to total assets ratio decreasing to 0.04%. Late fourth quarter loan growth combined with anticipated mid-single digit 2025 loan growth should lead to an increasing net interest margin during 2025.”
Operating Results for the Three Months Ended December 31, 2024
Net income was $21.8 million for the three months ended December 31, 2024, compared to $17.3 million for the same period in 2023, an increase of $4.5 million, or 25.8%. Earnings per diluted common share were $0.71 and $0.57 for the three months ended December 31, 2024 and 2023, respectively. The increase in net income was a result of the increase in noninterest income and the decrease in the provision for credit losses, partially offset by increases in noninterest expense and income tax expense and a decrease in net interest income. Annualized returns on average assets and average shareholders’ equity for the three months ended December 31, 2024 were 1.03% and 10.54%, respectively, compared to 0.85% and 9.31%, respectively, for the three months ended December 31, 2023.  Our efficiency ratio and tax-equivalent efficiency ratio(1) were 56.08% and 54.00%, respectively, for the three months ended December 31, 2024, compared to 53.30% and 50.86%, respectively, for the three months ended December 31, 2023, and 53.94% and 51.90%, respectively, for the three months ended September 30, 2024.
Net interest income for the three months ended December 31, 2024 was $53.7 million, a decrease of $0.8 million, or 1.4%, from the same period in 2023. The decrease in net interest income was due to the decrease in the average yield of interest earning assets and increases in the average rate paid on and average balance of our interest bearing liabilities, partially offset by the increase in the average balance of interest earning assets. Linked quarter, net interest income decreased $1.8 million, or 3.2%, compared to $55.5 million for the three months ended September 30, 2024, due to the decrease in the average yield of interest earning assets, partially offset by the decrease in the average rate paid on our interest bearing liabilities, the increase in the average balance of interest earning assets and the change in the mix of our interest bearing liabilities.
Our net interest margin and tax-equivalent net interest margin(1) decreased to 2.70% and 2.83%, respectively, for the three months ended December 31, 2024, compared to 2.83% and 2.99%, respectively, for the same period in 2023. Linked quarter, net interest margin and tax-equivalent net interest margin(1) decreased from 2.82% and 2.95%, respectively, for the three months ended September 30, 2024.
Noninterest income was $12.3 million for the three months ended December 31, 2024, an increase of $9.8 million, or 391.0%, compared to $2.5 million for the same period in 2023. The increase was due to a decrease in net loss on sale of securities available for sale (“AFS”) and an increase in other noninterest income, partially offset by a decrease in bank owned life insurance (“BOLI”) income. The decrease in net loss on sale of securities AFS was due to a net loss of $10.4 million for the three months ended December 31, 2023, related to the strategic repositioning of the securities portfolio. On a linked quarter

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basis, noninterest income increased $4.1 million, or 50.3%, compared to the three months ended September 30, 2024. The increase was primarily due to an increase in other noninterest income and a decrease in net loss on sale of securities AFS. The increase in other noninterest income was primarily due to an increase in swap fee income for the three months ended December 31, 2024, and an impairment charge of $868,000 on the sale of approximately $10 million of AFS municipal securities and the unwind of the related fair value swaps realized during the three months ended September 30, 2024.
Noninterest expense increased $3.0 million, or 8.5%, to $38.2 million for the three months ended December 31, 2024, compared to $35.2 million for the same period in 2023, due to increases in salaries and employee benefits, other noninterest expense, professional fees and software and data processing expense, partially offset by decreases in advertising, travel and entertainment expense. On a linked quarter basis, noninterest expense increased by $1.8 million, or 5.0%, compared to the three months ended September 30, 2024, due to increases in salaries and employee benefits expense, other noninterest expense and professional fees.
Income tax expense increased $2.5 million, or 111.2%, for the three months ended December 31, 2024, compared to the same period in 2023. On a linked quarter basis, income tax expense increased $0.3 million, or 6.1%. Our effective tax rate (“ETR”) increased to 17.6% for the three months ended December 31, 2024, compared to 11.3% for the three months ended December 31, 2023. On a linked quarter basis, the ETR was 17.6% for both the three months ended September 30, 2024 and December 31, 2024. The higher ETR for the three months ended December 31, 2024 compared to the same period in 2023, was primarily due to a decrease in net tax-exempt income as a percentage of pre-tax income.
Operating Results for the Year Ended December 31, 2024
Net income was $88.5 million for the year ended December 31, 2024, compared to $86.7 million for the same period in 2023, an increase of $1.8 million, or 2.1%. Earnings per diluted common share were $2.91 for the year ended December 31, 2024, compared to $2.82 for the same period in 2023, an increase of 3.2%. The increase in net income was primarily a result of the increase in noninterest income, decrease in provision for credit losses and the increase in net interest income, partially offset by the increases in noninterest expense and income tax expense. Returns on average assets and average shareholders’ equity for the year ended December 31, 2024 were 1.06% and 11.03%, respectively, compared to 1.11% and 11.50%, respectively, for the year ended December 31, 2023.  Our efficiency ratio and tax-equivalent efficiency ratio(1) were 55.69% and 53.52%, respectively, for the year ended December 31, 2024, compared to 53.81% and 51.30%, respectively, for the year ended December 31, 2023.
Net interest income was $216.1 million for the year ended December 31, 2024, compared to $215.0 million for the same period in 2023, an increase of $1.1 million, or 0.5%, due to increases in the average balance and the average yield of interest earning assets, partially offset by increases in the average rate paid on and average balance of our interest bearing liabilities.
Our net interest margin and tax-equivalent net interest margin(1) were 2.74% and 2.88%, respectively, for the year ended December 31, 2024, compared to 2.92% and 3.09%, respectively, for the same period in 2023.
Noninterest income was $41.7 million for the year ended December 31, 2024, an increase of $5.9 million, or 16.5%, compared to $35.8 million for the same period in 2023. The increase was primarily due to a decrease in net loss on sale of securities AFS and an increase in brokerage services income, partially offset by decreases in the net gain on sale of equity securities, BOLI income and deposit services income.
Noninterest expense was $147.1 million for the year ended December 31, 2024, compared to $140.6 million for the same period in 2023, an increase of $6.6 million, or 4.7%. The increase was primarily due to increases in salaries and employee benefits, software and data processing expense and other noninterest expense, partially offset by decreases in advertising, travel and entertainment expense and amortization of intangibles.
Income tax expense increased $4.4 million, or 30.8%, for the year ended December 31, 2024, compared to the same period in 2023. Our ETR was approximately 17.6% and 14.3% for the year ended December 31, 2024 and 2023, respectively. The higher ETR for the year ended December 31, 2024, as compared to the same period in 2023, was primarily due to a decrease in net tax-exempt income as a percentage of pre-tax income.
Balance Sheet Data
At December 31, 2024, Southside had $8.52 billion in total assets, compared to $8.28 billion at December 31, 2023 and $8.36 billion at September 30, 2024.
Loans at December 31, 2024 were $4.66 billion, an increase of $137.1 million, or 3.0%, compared to $4.52 billion at December 31, 2023. Linked quarter, loans increased $83.5 million, or 1.8%, due to increases of $157.1 million in commercial real estate loans and $4.3 million in commercial loans. These increases were partially offset by decreases of $48.0 million in construction loans, $15.0 million in 1-4 family residential loans, $11.1 million in municipal loans and $3.8 million in loans to individuals.
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Securities at December 31, 2024 were $2.81 billion, an increase of $209.8 million, or 8.1%, compared to $2.60 billion at December 31, 2023. Linked quarter, securities increased $116.3 million, or 4.3%, from $2.70 billion at September 30, 2024.
Deposits at December 31, 2024 were $6.65 billion, an increase of $104.6 million, or 1.6%, compared to $6.55 billion at December 31, 2023. Linked quarter, deposits increased $218.5 million, or 3.4%, from $6.44 billion at September 30, 2024. During the three months ended December 31, 2024, public fund deposits increased $156.8 million, or 14.6%, compared to September 30, 2024.
At December 31, 2024, we had 178,662 total deposit accounts with an average balance of $33,000. Our estimated uninsured deposits were 38.1% of total deposits as of December 31, 2024. When excluding affiliate deposits (Southside-owned deposits) and public fund deposits (all collateralized), our total estimated deposits without insurance or collateral was 19.5% as of December 31, 2024. Our noninterest bearing deposits represent approximately 20.4% of total deposits. Linked quarter, our cost of interest bearing deposits decreased nine basis points from 3.01% in the prior quarter to 2.92%. Linked quarter, our cost of total deposits decreased seven basis points from 2.38% in the prior quarter to 2.31%.
Our cost of interest bearing deposits increased 64 basis points, from 2.34% for the year ended December 31, 2023, to 2.98% for the year ended December 31, 2024. Our cost of total deposits increased 59 basis points, from 1.77% for the year ended December 31, 2023, to 2.36% for the year ended December 31, 2024.
Capital Resources and Liquidity
Our capital ratios and contingent liquidity sources remain solid. During the fourth quarter ended December 31, 2024, we did not purchase any common stock pursuant to our Stock Repurchase Plan. Under this plan, repurchases of our outstanding common stock may be carried out in open market purchases, privately negotiated transactions or pursuant to any trading plan that might be adopted in accordance with Rule 10b5-1 of The Securities Exchange Act of 1934, as amended. The Company has no obligation to repurchase any shares under the Stock Repurchase Plan and may modify, suspend or discontinue the plan at any time. We have not purchased any common stock pursuant to the Stock Repurchase Plan subsequent to December 31, 2024.
As of December 31, 2024, our total available contingent liquidity, net of current outstanding borrowings, was $2.23 billion, consisting of FHLB advances, Federal Reserve Discount Window and correspondent bank lines of credit.
Asset Quality
Nonperforming assets at December 31, 2024 were $3.6 million, or 0.04% of total assets, a decrease of $0.4 million, or 10.3%, compared to $4.0 million, or 0.05% of total assets, at December 31, 2023. Linked quarter, nonperforming assets decreased $4.1 million, or 53.1%, from $7.7 million at September 30, 2024 due to a $4.1 million decrease in nonaccrual loans primarily from the payoff of one commercial real estate loan. Classified loans totaled $48.0 million on December 31, 2024, compared to $42.0 million at September 30, 2024 and $19.2 million at December 31, 2023.
The allowance for loan losses totaled $44.9 million, or 0.96% of total loans, at December 31, 2024, compared to $44.3 million, or 0.97% of total loans, at September 30, 2024. The allowance for loan losses was $42.7 million, or 0.94% of total loans, at December 31, 2023.
For the three months ended December 31, 2024, we recorded a provision for credit losses for loans of $1.6 million, compared to a provision of $2.2 million and $2.3 million for the three months ended December 31, 2023 and September 30, 2024, respectively. Net charge-offs were $1.0 million for the three months ended December 31, 2024, compared to net charge-offs of $1.3 million and $0.4 million for the three months ended December 31, 2023 and September 30, 2024, respectively. Net charge-offs were $1.9 million for the year ended December 31, 2024, compared to net charge-offs of $2.8 million for the year ended December 31, 2023.
We recorded a reversal of provision for credit losses on off-balance-sheet credit exposures of $0.2 million for the three months ended December 31, 2024, compared to a provision for credit losses on off-balance-sheet credit exposures $0.1 million for both of the three-month periods ended December 31, 2023 and September 30, 2024. We recorded a reversal of provision for credit losses for off-balance-sheet credit exposures of $0.8 million for the year ended December 31, 2024, compared to a provision for credit losses on off-balance-sheet credit exposures of $0.2 million for the year ended December 31, 2023. The balance of the allowance for off-balance-sheet credit exposures was $3.1 million and $3.9 million at December 31, 2024 and 2023, respectively, and is included in other liabilities.
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Dividend
Southside Bancshares, Inc. declared a fourth quarter cash dividend of $0.36 per share on November 7, 2024, which was paid on December 6, 2024, to all shareholders of record as of November 21, 2024.
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(1) Refer to “Non-GAAP Financial Measures” below and to “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for more information and for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
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Conference Call
Southside's management team will host a conference call to discuss its fourth quarter and year ended December 31, 2024 financial results on Wednesday, January 29, 2025 at 11:00 a.m. CST.  The conference call can be accessed by webcast, for listen-only mode, on the company website, https://investors.southside.com, under Events.
Those interested in participating in the question and answer session, or others who prefer to call-in, can register at https://register.vevent.com/register/BI54b435198f6143e589b32994aed51233 to receive the dial-in number and unique code to access the conference call seamlessly. While not required, it is recommended that those wishing to participate, register 10 minutes prior to the conference call to ensure a more efficient registration process.
For those unable to attend the live event, a webcast recording will be available on the company website, https://investors.southside.com, for at least 30 days, beginning approximately two hours following the conference call.

Non-GAAP Financial Measures
Our accounting and reporting policies conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP measures are used by management to supplement the evaluation of our performance. These include the following fully taxable-equivalent measures (“FTE”): (i) Net interest income (FTE), (ii) net interest margin (FTE), (iii) net interest spread (FTE), and (iv) efficiency ratio (FTE), which include the effects of taxable-equivalent adjustments using a federal income tax rate of 21% to increase tax-exempt interest income to a tax-equivalent basis. Interest income earned on certain assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments.
Net interest income (FTE), net interest margin (FTE) and net interest spread (FTE). Net interest income (FTE) is a non-GAAP measure that adjusts for the tax-favored status of net interest income from certain loans and investments and is not permitted under GAAP in the consolidated statements of income. We believe that this measure is the preferred industry measurement of net interest income and that it enhances comparability of net interest income arising from taxable and tax-exempt sources. The most directly comparable financial measure calculated in accordance with GAAP is our net interest income. Net interest margin (FTE) is the ratio of net interest income (FTE) to average earning assets. The most directly comparable financial measure calculated in accordance with GAAP is our net interest margin. Net interest spread (FTE) is the difference in the average yield on average earning assets on a tax-equivalent basis and the average rate paid on average interest bearing liabilities. The most directly comparable financial measure calculated in accordance with GAAP is our net interest spread.
Efficiency ratio (FTE).  The efficiency ratio (FTE) is a non-GAAP measure that provides a measure of productivity in the banking industry. This ratio is calculated to measure the cost of generating one dollar of revenue. The ratio is designed to reflect the percentage of one dollar which must be expended to generate that dollar of revenue. We calculate this ratio by dividing noninterest expense, excluding amortization expense on intangibles and certain nonrecurring expense by the sum of net interest income (FTE) and noninterest income, excluding net gain (loss) on sale of securities available for sale and certain nonrecurring impairments. The most directly comparable financial measure calculated in accordance with GAAP is our efficiency ratio.
These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently. Whenever we present a non-GAAP financial measure in an SEC filing, we are also required to present the most directly comparable financial measure calculated and presented in accordance with GAAP and reconcile the differences between the non-GAAP financial measure and such comparable GAAP measure.
Management believes adjusting net interest income, net interest margin and net interest spread to a fully taxable-equivalent basis is a standard practice in the banking industry as these measures provide useful information to make peer comparisons. Tax-equivalent adjustments are reflected in the respective earning asset categories as listed in the “Average Balances with Average Yields and Rates” tables.
A reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.

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About Southside Bancshares, Inc.

Southside Bancshares, Inc. is a bank holding company with approximately $8.52 billion in assets as of December 31, 2024, that owns 100% of Southside Bank.  Southside Bank currently has 53 branches in Texas and operates a network of 72 ATMs/ITMs.
To learn more about Southside Bancshares, Inc., please visit our investor relations website at https://investors.southside.com. Our investor relations site provides a detailed overview of our activities, financial information and historical stock price data.  To receive email notification of company news, events and stock activity, please register on the website under Resources and Investor Email Alerts.  Questions or comments may be directed to Lindsey Bailes at (903) 630-7965, or lindsey.bailes@southside.com.

Forward-Looking Statements
Certain statements of other than historical fact that are contained in this press release and in other written materials, documents and oral statements issued by or on behalf of the Company may be considered to be “forward-looking statements” within the meaning of and subject to the safe harbor protections of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date.  These statements may include words such as “expect,” “estimate,” “project,” “anticipate,” “appear,” “believe,” “could,” “should,” “may,” “might,” “will,” “would,” “seek,” “intend,” “probability,” “risk,” “goal,” “target,” “objective,” “plans,” “potential,” and similar expressions.  Forward-looking statements are statements with respect to the Company’s beliefs, plans, expectations, objectives, goals, anticipations, assumptions, estimates, intentions and future performance and are subject to significant known and unknown risks and uncertainties, which could cause the Company's actual results to differ materially from the results discussed in the forward-looking statements.  For example, benefits of the Share Repurchase Plan, trends in asset quality, capital, liquidity, the Company's ability to sell nonperforming assets, expense reductions, planned operational efficiencies and earnings from growth and certain market risk disclosures, including the impact of interest rates and our expectations regarding rate increases, tax reform, inflation, the impacts related to or resulting from other economic factors are based upon information presently available to management and are dependent on choices about key model characteristics and assumptions and are subject to various limitations.  By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future.  Accordingly, our results could materially differ from those that have been estimated. The most significant factor that could cause future results to differ materially from those anticipated by our forward-looking statements include the ongoing impact of higher inflation levels, interest rate fluctuations and general economic concerns, all of which could impact economic growth and could cause a reduction in financial transactions and business activities, including decreased deposits and reduced loan originations, our ability to manage liquidity in a rapidly changing and unpredictable market, labor shortages and changes in interest rates by the Federal Reserve.
Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, under “Part I - Item 1. Forward Looking Information” and “Part I - Item 1A. Risk Factors” and in the Company’s other filings with the Securities and Exchange Commission.  The Company disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.
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Southside Bancshares, Inc.
Consolidated Financial Summary (Unaudited)
(Dollars in thousands)

	As of
	2024				2023
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
ASSETS
Cash and due from banks	$91,409	$130,147	$114,283	$96,744	$122,021
Interest earning deposits	281,945	333,825	272,469	307,257	391,719
Federal funds sold	52,807	22,325	65,244	65,372	46,770
Securities available for sale, at estimated fair value	1,533,894	1,408,437	1,405,944	1,405,221	1,296,294
Securities held to maturity, at net carrying value	1,279,234	1,288,403	1,305,975	1,306,898	1,307,053
Total securities	2,813,128	2,696,840	2,711,919	2,712,119	2,603,347
Federal Home Loan Bank stock, at cost	33,818	40,291	32,991	27,958	11,936
Loans held for sale	1,946	768	1,352	756	10,894
Loans	4,661,597	4,578,048	4,589,365	4,577,368	4,524,510
Less: Allowance for loan losses	(44,884)	(44,276)	(42,407)	(43,557)	(42,674)
Net loans	4,616,713	4,533,772	4,546,958	4,533,811	4,481,836
Premises & equipment, net	141,648	138,811	138,489	139,491	138,950
Goodwill	201,116	201,116	201,116	201,116	201,116
Other intangible assets, net	1,754	2,003	2,281	2,588	2,925
Bank owned life insurance	138,313	137,489	136,903	136,604	136,330
Other assets	142,851	124,876	133,697	130,047	137,070
Total assets	$8,517,448	$8,362,263	$8,357,702	$8,353,863	$8,284,914

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest bearing deposits	$1,357,152	$1,377,022	$1,366,924	$1,358,827	$1,390,407
Interest bearing deposits	5,297,096	5,058,680	5,129,008	5,186,933	5,159,274
Total deposits	6,654,248	6,435,702	6,495,932	6,545,760	6,549,681
Other borrowings and Federal Home Loan Bank borrowings	808,352	865,856	763,700	770,151	722,468
Subordinated notes, net of unamortized debt issuance costs	92,042	92,006	91,970	93,913	93,877
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,274	60,273	60,272	60,271	60,270
Other liabilities	90,590	103,172	144,858	95,846	85,330
Total liabilities	7,705,506	7,557,009	7,556,732	7,565,941	7,511,626
Shareholders' equity	811,942	805,254	800,970	787,922	773,288
Total liabilities and shareholders' equity	$8,517,448	$8,362,263	$8,357,702	$8,353,863	$8,284,914

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Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars and shares in thousands, except per share data)

	Three Months Ended
	2024				2023
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
Income Statement:
Total interest and dividend income	$101,689	$105,703	$104,186	$102,758	$98,939
Total interest expense	47,982	50,239	50,578	49,410	44,454
Net interest income	53,707	55,464	53,608	53,348	54,485
Provision for (reversal of) credit losses	1,384	2,389	(485)	58	2,281
Net interest income after provision for (reversal of) credit losses	52,323	53,075	54,093	53,290	52,204
Noninterest income
Deposit services	6,084	6,199	6,157	5,985	6,305
Net gain (loss) on sale of securities available for sale	—	(1,929)	(563)	(18)	(10,386)
Gain (loss) on sale of loans	138	115	220	(436)	178
Trust fees	1,773	1,628	1,456	1,336	1,431
Bank owned life insurance	848	857	1,767	784	2,602
Brokerage services	1,054	1,068	1,081	1,014	944
Other	2,384	233	1,439	1,059	1,427
Total noninterest income	12,281	8,171	11,557	9,724	2,501
Noninterest expense
Salaries and employee benefits	22,960	22,233	21,984	23,113	21,152
Net occupancy	3,629	3,613	3,750	3,362	3,474
Advertising, travel & entertainment	884	734	795	950	1,127
ATM expense	378	412	368	325	318
Professional fees	1,645	1,206	1,075	1,154	1,315
Software and data processing	2,931	2,951	2,860	2,856	2,644
Communications	320	423	410	449	435
FDIC insurance	931	939	977	943	892
Amortization of intangibles	249	278	307	337	370
Other	4,232	3,543	3,239	3,392	3,456
Total noninterest expense	38,159	36,332	35,765	36,881	35,183
Income before income tax expense	26,445	24,914	29,885	26,133	19,522
Income tax expense	4,659	4,390	5,212	4,622	2,206
Net income	$21,786	$20,524	$24,673	$21,511	$17,316

Common Share Data:
Weighted-average basic shares outstanding	30,343	30,286	30,280	30,262	30,235
Weighted-average diluted shares outstanding	30,459	30,370	30,312	30,305	30,276
Common shares outstanding end of period	30,379	30,308	30,261	30,284	30,249
Earnings per common share
Basic	$0.72	$0.68	$0.81	$0.71	$0.57
Diluted	0.71	0.68	0.81	0.71	0.57
Book value per common share	26.73	26.57	26.47	26.02	25.56
Tangible book value per common share	20.05	19.87	19.75	19.29	18.82
Cash dividends paid per common share	0.36	0.36	0.36	0.36	0.37

Selected Performance Ratios:
Return on average assets	1.03%	0.98%	1.19%	1.03%	0.85%
Return on average shareholders’ equity	10.54	10.13	12.46	11.02	9.31
Return on average tangible common equity (1)	14.12	13.69	16.90	15.07	13.10
Average yield on earning assets (FTE) (1)	5.24	5.51	5.45	5.38	5.30
Average rate on interest bearing liabilities	3.12	3.28	3.32	3.22	3.04
Net interest margin (FTE) (1)	2.83	2.95	2.87	2.86	2.99
Net interest spread (FTE) (1)	2.12	2.23	2.13	2.16	2.26
Average earning assets to average interest bearing liabilities	129.55	128.51	128.62	127.71	131.65
Noninterest expense to average total assets	1.80	1.73	1.72	1.77	1.73
Efficiency ratio (FTE) (1)	54.00	51.90	52.71	55.54	50.86
(1)Refer to “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
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Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Three Months Ended
	2024				2023
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
Nonperforming Assets:	$3,589	$7,656	$6,918	$7,979	$4,001
Nonaccrual loans	3,185	7,254	6,110	7,709	3,889
Accruing loans past due more than 90 days	—	—	—	—	—
Restructured loans	2	—	145	151	13
Other real estate owned	388	388	648	119	99
Repossessed assets	14	14	15	—	—

Asset Quality Ratios:
Ratio of nonaccruing loans to:
Total loans	0.07%	0.16%	0.13%	0.17%	0.09%
Ratio of nonperforming assets to:
Total assets	0.04	0.09	0.08	0.10	0.05
Total loans	0.08	0.17	0.15	0.17	0.09
Total loans and OREO	0.08	0.17	0.15	0.17	0.09
Ratio of allowance for loan losses to:
Nonaccruing loans	1,409.23	610.37	694.06	565.01	1,097.30
Nonperforming assets	1,250.60	578.32	613.00	545.90	1,066.58
Total loans	0.96	0.97	0.92	0.95	0.94
Net charge-offs (recoveries) to average loans outstanding	0.08	0.04	0.02	0.03	0.11

Capital Ratios:
Shareholders’ equity to total assets	9.53	9.63	9.58	9.43	9.33
Common equity tier 1 capital	13.04	13.07	12.72	12.43	12.28
Tier 1 risk-based capital	14.07	14.12	13.76	13.47	13.32
Total risk-based capital	16.49	16.59	16.16	15.92	15.73
Tier 1 leverage capital	9.67	9.61	9.40	9.22	9.39
Period end tangible equity to period end tangible assets (1)	7.33	7.38	7.33	7.17	7.04
Average shareholders’ equity to average total assets	9.76	9.67	9.52	9.35	9.13

(1)Refer to the “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
Page-9

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Three Months Ended
	2024				2023
Loan Portfolio Composition	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
Real Estate Loans:
Construction	$537,827	$585,817	$546,040	$599,464	$789,744
1-4 Family Residential	740,396	755,406	738,037	720,508	696,738
Commercial	2,579,735	2,422,612	2,472,771	2,413,345	2,168,451
Commercial Loans	363,167	358,854	359,807	358,053	366,893
Municipal Loans	390,968	402,041	416,986	427,225	441,168
Loans to Individuals	49,504	53,318	55,724	58,773	61,516
Total Loans	$4,661,597	$4,578,048	$4,589,365	$4,577,368	$4,524,510

Summary of Changes in Allowances:
Allowance for Loan Losses
Balance at beginning of period	$44,276	$42,407	$43,557	$42,674	$41,760
Loans charged-off	(1,232)	(773)	(721)	(634)	(1,572)
Recoveries of loans charged-off	277	365	444	347	284
Net loans (charged-off) recovered	(955)	(408)	(277)	(287)	(1,288)
Provision for (reversal of) loan losses	1,563	2,277	(873)	1,170	2,202
Balance at end of period	$44,884	$44,276	$42,407	$43,557	$42,674

Allowance for Off-Balance-Sheet Credit Exposures
Balance at beginning of period	$3,320	$3,208	$2,820	$3,932	$3,853
Provision for (reversal of) off-balance-sheet credit exposures	(179)	112	388	(1,112)	79
Balance at end of period	$3,141	$3,320	$3,208	$2,820	$3,932
Total Allowance for Credit Losses	$48,025	$47,596	$45,615	$46,377	$46,606
Page-10

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Year ended
	December 31,
	2024	2023
Income Statement:
Total interest and dividend income	$414,336	$359,741
Total interest expense	198,209	144,714
Net interest income	216,127	215,027
Provision for (reversal of) credit losses	3,346	9,154
Net interest income after provision for (reversal of) credit losses	212,781	205,873
Noninterest income
Deposit services	24,425	25,497
Net gain (loss) on sale of securities available for sale	(2,510)	(15,976)
Net gain on sale of equity securities	—	5,058
Gain (loss) on sale of loans	37	563
Trust fees	6,193	5,910
Bank owned life insurance	4,256	5,823
Brokerage services	4,217	3,305
Other	5,115	5,654
Total noninterest income	41,733	35,834
Noninterest expense
Salaries and employee benefits	90,290	85,625
Net occupancy	14,354	14,694
Advertising, travel & entertainment	3,363	4,093
ATM expense	1,483	1,351
Professional fees	5,080	5,351
Software and data processing	11,598	9,395
Communications	1,602	1,469
FDIC insurance	3,790	3,558
Amortization of intangibles	1,171	1,697
Other	14,406	13,345
Total noninterest expense	147,137	140,578
Income before income tax expense	107,377	101,129
Income tax expense	18,883	14,437
Net income	$88,494	$86,692
Common Share Data:
Weighted-average basic shares outstanding	30,293	30,704
Weighted-average diluted shares outstanding	30,369	30,759
Common shares outstanding end of period	30,379	30,249
Earnings per common share
Basic	$2.92	$2.82
Diluted	2.91	2.82
Book value per common share	26.73	25.56
Tangible book value per common share	20.05	18.82
Cash dividends paid per common share	1.44	1.42

Selected Performance Ratios:
Return on average assets	1.06%	1.11%
Return on average shareholders’ equity	11.03	11.50
Return on average tangible common equity (1)	14.92	16.03
Average yield on earning assets (FTE) (1)	5.40	5.06
Average rate on interest bearing liabilities	3.24	2.64
Net interest margin (FTE) (1)	2.88	3.09
Net interest spread (FTE) (1)	2.16	2.42
Average earning assets to average interest bearing liabilities	128.60	134.07
Noninterest expense to average total assets	1.76	1.80
Efficiency ratio (FTE) (1)	53.52	51.30
(1) Refer to the “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

Page-11

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Year ended
	December 31,
	2024	2023
Nonperforming Assets:	$3,589	$4,001
Nonaccrual loans	3,185	3,889
Accruing loans past due more than 90 days	—	—
Restructured loans	2	13
Other real estate owned	388	99
Repossessed assets	14	—

Asset Quality Ratios:
Ratio of nonaccruing loans to:
Total loans	0.07%	0.09%
Ratio of nonperforming assets to:
Total assets	0.04	0.05
Total loans	0.08	0.09
Total loans and OREO	0.08	0.09
Ratio of allowance for loan losses to:
Nonaccruing loans	1,409.23	1,097.30
Nonperforming assets	1,250.60	1,066.58
Total loans	0.96	0.94
Net charge-offs (recoveries) to average loans outstanding	0.04	0.06

Capital Ratios:
Shareholders’ equity to total assets	9.53	9.33
Common equity tier 1 capital	13.04	12.28
Tier 1 risk-based capital	14.07	13.32
Total risk-based capital	16.49	15.73
Tier 1 leverage capital	9.67	9.39
Period end tangible equity to period end tangible assets (1)	7.33	7.04
Average shareholders’ equity to average total assets	9.58	9.63

(1) Refer to the “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

Page-12

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Year ended
	December 31,
Loan Portfolio Composition	2024	2023
Real Estate Loans:
Construction	$537,827	$789,744
1-4 Family Residential	740,396	696,738
Commercial	2,579,735	2,168,451
Commercial Loans	363,167	366,893
Municipal Loans	390,968	441,168
Loans to Individuals	49,504	61,516
Total Loans	$4,661,597	$4,524,510

Summary of Changes in Allowances:
Allowance for Loan Losses
Balance at beginning of period	$42,674	$36,515
Loans charged-off	(3,360)	(4,204)
Recoveries of loans charged-off	1,433	1,454
Net loans (charged-off) recovered	(1,927)	(2,750)
Provision for (reversal of) loan losses	4,137	8,909
Balance at end of period	$44,884	$42,674

Allowance for Off-Balance-Sheet Credit Exposures
Balance at beginning of period	$3,932	$3,687
Provision for (reversal of) off-balance-sheet credit exposures	(791)	245
Balance at end of period	$3,141	$3,932
Total Allowance for Credit Losses	$48,025	$46,606

Page-13

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

The tables that follow show average earning assets and interest bearing liabilities together with the average yield on the earning assets and the average rate of the interest bearing liabilities for the periods presented. The interest and related yields presented are on a fully taxable-equivalent basis and are therefore non-GAAP measures. See “Non-GAAP Financial Measures” and “Non-GAAP Reconciliation” for more information.

	Three Months Ended
	December 31, 2024			September 30, 2024
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Loans (1)	$4,604,175	$70,155	6.06%	$4,613,028	$72,493	6.25%
Loans held for sale	1,562	23	5.86%	871	11	5.02%
Securities:
Taxable investment securities (2)	784,321	6,949	3.52%	791,914	7,150	3.59%
Tax-exempt investment securities (2)	1,138,271	10,793	3.77%	1,174,445	11,825	4.01%
Mortgage-backed and related securities (2)	1,031,187	12,043	4.65%	886,325	11,976	5.38%
Total securities	2,953,779	29,785	4.01%	2,852,684	30,951	4.32%
Federal Home Loan Bank stock, at cost, and equity investments	37,078	591	6.34%	41,159	582	5.63%
Interest earning deposits	273,656	3,160	4.59%	281,313	3,798	5.37%
Federal funds sold	43,121	508	4.69%	33,971	488	5.71%
Total earning assets	7,913,371	104,222	5.24%	7,823,026	108,323	5.51%
Cash and due from banks	102,914			100,578
Accrued interest and other assets	454,387			455,091
Less: Allowance for loan losses	(44,418)			(42,581)
Total assets	$8,426,254			$8,336,114
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$594,196	1,456	0.97%	$598,116	1,490	0.99%
Certificates of deposit	1,187,800	13,537	4.53%	1,087,613	12,647	4.63%
Interest bearing demand accounts	3,459,122	23,468	2.70%	3,409,911	24,395	2.85%
Total interest bearing deposits	5,241,118	38,461	2.92%	5,095,640	38,532	3.01%
Federal Home Loan Bank borrowings	572,993	5,557	3.86%	618,708	6,488	4.17%
Subordinated notes, net of unamortized debt issuance costs	92,024	945	4.09%	91,988	937	4.05%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,274	1,095	7.23%	60,273	1,180	7.79%
Repurchase agreements	80,891	782	3.85%	83,297	899	4.29%
Other borrowings	61,196	1,142	7.42%	137,482	2,203	6.37%
Total interest bearing liabilities	6,108,496	47,982	3.12%	6,087,388	50,239	3.28%
Noninterest bearing deposits	1,383,204			1,344,165
Accrued expenses and other liabilities	112,320			98,331
Total liabilities	7,604,020			7,529,884
Shareholders’ equity	822,234			806,230
Total liabilities and shareholders’ equity	$8,426,254			$8,336,114
Net interest income (FTE)		$56,240			$58,084
Net interest margin (FTE)			2.83%			2.95%
Net interest spread (FTE)			2.12%			2.23%

(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of December 31, 2024 and September 30, 2024, loans totaling $3.2 million and $7.3 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

Page-14

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

	Three Months Ended
	June 30, 2024			March 31, 2024
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Loans (1)	$4,595,980	$70,293	6.15%	$4,559,602	$68,849	6.07%
Loans held for sale	1,489	24	6.48%	8,834	18	0.82%
Securities:
Taxable investment securities (2)	783,856	7,009	3.60%	780,423	6,967	3.59%
Tax-exempt investment securities (2)	1,254,097	12,761	4.09%	1,285,922	13,168	4.12%
Mortgage-backed and related securities (2)	830,504	11,084	5.37%	764,713	10,119	5.32%
Total securities	2,868,457	30,854	4.33%	2,831,058	30,254	4.30%
Federal Home Loan Bank stock, at cost, and equity investments	40,467	573	5.69%	40,063	333	3.34%
Interest earning deposits	300,047	4,105	5.50%	380,181	5,202	5.50%
Federal funds sold	75,479	1,021	5.44%	62,599	838	5.38%
Total earning assets	7,881,919	106,870	5.45%	7,882,337	105,494	5.38%
Cash and due from banks	110,102			114,379
Accrued interest and other assets	424,323			441,783
Less: Allowance for loan losses	(43,738)			(42,973)
Total assets	$8,372,606			$8,395,526
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$604,753	1,454	0.97%	$604,529	1,424	0.95%
Certificates of deposit	1,020,099	11,630	4.59%	941,947	10,341	4.42%
Interest bearing demand accounts	3,513,068	25,382	2.91%	3,634,936	26,433	2.92%
Total interest bearing deposits	5,137,920	38,466	3.01%	5,181,412	38,198	2.97%
Federal Home Loan Bank borrowings	606,851	6,455	4.28%	607,033	5,950	3.94%
Subordinated notes, net of unamortized debt issuance costs	92,017	936	4.09%	93,895	956	4.10%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,271	1,171	7.81%	60,270	1,175	7.84%
Repurchase agreements	88,007	955	4.36%	92,177	967	4.22%
Other borrowings	143,169	2,595	7.29%	137,287	2,164	6.34%
Total interest bearing liabilities	6,128,235	50,578	3.32%	6,172,074	49,410	3.22%
Noninterest bearing deposits	1,346,274			1,338,384
Accrued expenses and other liabilities	101,399			100,014
Total liabilities	7,575,908			7,610,472
Shareholders’ equity	796,698			785,054
Total liabilities and shareholders’ equity	$8,372,606			$8,395,526
Net interest income (FTE)		$56,292			$56,084
Net interest margin (FTE)			2.87%			2.86%
Net interest spread (FTE)			2.13%			2.16%

(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of June 30, 2024 and March 31, 2024, loans totaling $6.1 million and $7.7 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

Page-15

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

	Three Months Ended
	December 31, 2023
	Average Balance	Interest	Average Yield/Rate
ASSETS
Loans (1)	$4,473,618	$67,886	6.02%
Loans held for sale	1,858	27	5.77%
Securities:
Taxable investment securities (2)	852,023	7,970	3.71%
Tax-exempt investment securities (2)	1,456,187	15,688	4.27%
Mortgage-backed and related securities (2)	581,548	6,865	4.68%
Total securities	2,889,758	30,523	4.19%
Federal Home Loan Bank stock, at cost, and equity investments	24,674	296	4.76%
Interest earning deposits	150,763	2,054	5.41%
Federal funds sold	93,149	1,286	5.48%
Total earning assets	7,633,820	102,072	5.30%
Cash and due from banks	110,380
Accrued interest and other assets	374,120
Less: Allowance for loan losses	(41,822)
Total assets	$8,076,498
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$610,453	1,432	0.93%
Certificates of deposit	910,759	9,691	4.22%
Interest bearing demand accounts	3,469,120	24,498	2.80%
Total interest bearing deposits	4,990,332	35,621	2.83%
Federal Home Loan Bank borrowings	262,709	1,430	2.16%
Subordinated notes, net of unamortized debt issuance costs	93,859	965	4.08%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,269	1,195	7.87%
Repurchase agreements	96,622	1,008	4.14%
Other borrowings	294,683	4,235	5.70%
Total interest bearing liabilities	5,798,474	44,454	3.04%
Noninterest bearing deposits	1,424,961
Accrued expenses and other liabilities	115,388
Total liabilities	7,338,823
Shareholders’ equity	737,675
Total liabilities and shareholders’ equity	$8,076,498
Net interest income (FTE)		$57,618
Net interest margin (FTE)			2.99%
Net interest spread (FTE)			2.26%

(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of December 31, 2023, loans totaling $3.9 million were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.
Page-16

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Unaudited)
(Dollars in thousands)

	Year ended
	December 31, 2024			December 31, 2023
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Loans (1)	$4,593,280	$281,790	6.13%	$4,300,138	$247,431	5.75%
Loans held for sale	3,179	76	2.39%	1,681	96	5.71%
Securities:
Taxable investment securities (2)	785,145	28,075	3.58%	845,907	31,186	3.69%
Tax-exempt investment securities (2)	1,212,844	48,547	4.00%	1,554,519	64,568	4.15%
Mortgage-backed and related securities (2)	878,623	45,222	5.15%	470,692	19,450	4.13%
Total securities	2,876,612	121,844	4.24%	2,871,118	115,204	4.01%
Federal Home Loan Bank stock, at cost, and equity investments	39,688	2,079	5.24%	24,971	1,185	4.75%
Interest earning deposits	308,628	16,265	5.27%	83,343	4,364	5.24%
Federal funds sold	53,709	2,855	5.32%	79,948	4,124	5.16%
Total earning assets	7,875,096	424,909	5.40%	7,361,199	372,404	5.06%
Cash and due from banks	106,965			107,018
Accrued interest and other assets	443,733			397,860
Less: Allowance for loan losses	(43,428)			(37,890)
Total assets	$8,382,366			$7,828,187
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$600,375	5,824	0.97%	$636,603	5,633	0.88%
Certificates of deposit	1,059,793	48,155	4.54%	862,211	30,906	3.58%
Interest bearing demand accounts	3,503,878	99,678	2.84%	3,122,319	71,618	2.29%
Total interest bearing deposits	5,164,046	153,657	2.98%	4,621,133	108,157	2.34%
Federal Home Loan Bank borrowings	601,366	24,450	4.07%	276,584	6,777	2.45%
Subordinated notes, net of unamortized debt issuance costs	92,478	3,774	4.08%	96,024	3,920	4.08%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,272	4,621	7.67%	60,267	4,504	7.47%
Repurchase agreements	86,071	3,603	4.19%	91,132	3,431	3.76%
Other borrowings	119,672	8,104	6.77%	345,544	17,925	5.19%
Total interest bearing liabilities	6,123,905	198,209	3.24%	5,490,684	144,714	2.64%
Noninterest bearing deposits	1,353,065			1,485,896
Accrued expenses and other liabilities	102,778			97,509
Total liabilities	7,579,748			7,074,089
Shareholders’ equity	802,618			754,098
Total liabilities and shareholders’ equity	$8,382,366			$7,828,187
Net interest income (FTE)		$226,700			$227,690
Net interest margin (FTE)			2.88%			3.09%
Net interest spread (FTE)			2.16%			2.42%
(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of December 31, 2024 and 2023, loans totaling $3.2 million and $3.9 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

Page-17

Southside Bancshares, Inc.
Non-GAAP Reconciliation (Unaudited)
(Dollars and shares in thousands, except per share data)
The following tables set forth the reconciliation of return on average common equity to return on average tangible common equity, book value per share to tangible book value per share, net interest income to net interest income adjusted to a fully taxable-equivalent basis assuming a 21% marginal tax rate for interest earned on tax-exempt assets such as municipal loans and investment securities, along with the calculation of total revenue, adjusted noninterest expense, efficiency ratio (FTE), net interest margin (FTE) and net interest spread (FTE) for the applicable periods presented.

	Three Months Ended					Year ended
	2024				2023	2024	2023
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31,	Dec 31,
Reconciliation of return on average common equity to return on average tangible common equity:
Net income	$21,786	$20,524	$24,673	$21,511	$17,316	$88,494	$86,692
After-tax amortization expense	196	220	243	266	292	925	1,341
Adjusted net income available to common shareholders	$21,982	$20,744	$24,916	$21,777	$17,608	$89,419	$88,033

Average shareholders' equity	$822,234	$806,230	$796,698	$785,054	$737,675	$802,618	$754,098
Less: Average intangibles for the period	(203,020)	(203,288)	(203,581)	(203,910)	(204,267)	(203,448)	(204,887)
Average tangible shareholders' equity	$619,214	$602,942	$593,117	$581,144	$533,408	$599,170	$549,211

Return on average tangible common equity	14.12%	13.69%	16.90%	15.07%	13.10%	14.92%	16.03%

Reconciliation of book value per share to tangible book value per share:
Common equity at end of period	$811,942	$805,254	$800,970	$787,922	$773,288	$811,942	$773,288
Less: Intangible assets at end of period	(202,870)	(203,119)	(203,397)	(203,704)	(204,041)	(202,870)	(204,041)
Tangible common shareholders' equity at end of period	$609,072	$602,135	$597,573	$584,218	$569,247	$609,072	$569,247

Total assets at end of period	$8,517,448	$8,362,263	$8,357,702	$8,353,863	$8,284,914	$8,517,448	$8,284,914
Less: Intangible assets at end of period	(202,870)	(203,119)	(203,397)	(203,704)	(204,041)	(202,870)	(204,041)
Tangible assets at end of period	$8,314,578	$8,159,144	$8,154,305	$8,150,159	$8,080,873	$8,314,578	$8,080,873

Period end tangible equity to period end tangible assets	7.33%	7.38%	7.33%	7.17%	7.04%	7.33%	7.04%

Common shares outstanding end of period	30,379	30,308	30,261	30,284	30,249	30,379	30,249
Tangible book value per common share	$20.05	$19.87	$19.75	$19.29	$18.82	$20.05	$18.82

Reconciliation of efficiency ratio to efficiency ratio (FTE), net interest margin to net interest margin (FTE) and net interest spread to net interest spread (FTE):
Net interest income (GAAP)	$53,707	$55,464	$53,608	$53,348	$54,485	$216,127	$215,027
Tax-equivalent adjustments:
Loans	598	608	633	656	680	2,495	2,724
Tax-exempt investment securities	1,935	2,012	2,051	2,080	2,453	8,078	9,939
Net interest income (FTE) (1)	56,240	58,084	56,292	56,084	57,618	226,700	227,690
Noninterest income	12,281	8,171	11,557	9,724	2,501	41,733	35,834
Nonrecurring income (2)	(25)	2,797	(576)	18	8,376	2,214	7,370
Total revenue	$68,496	$69,052	$67,273	$65,826	$68,495	$270,647	$270,894

Noninterest expense	$38,159	$36,332	$35,765	$36,881	$35,183	$147,137	$140,578
Pre-tax amortization expense	(249)	(278)	(307)	(337)	(370)	(1,171)	(1,697)
Nonrecurring expense (3)	(919)	(219)	2	17	22	(1,119)	78
Adjusted noninterest expense	$36,991	$35,835	$35,460	$36,561	$34,835	$144,847	$138,959

Efficiency ratio	56.08%	53.94%	54.90%	57.95%	53.30%	55.69%	53.81%
Efficiency ratio (FTE) (1)	54.00%	51.90%	52.71%	55.54%	50.86%	53.52%	51.30%

Average earning assets	$7,913,371	$7,823,026	$7,881,919	$7,882,337	$7,633,820	$7,875,096	$7,361,199

Net interest margin	2.70%	2.82%	2.74%	2.72%	2.83%	2.74%	2.92%
Net interest margin (FTE) (1)	2.83%	2.95%	2.87%	2.86%	2.99%	2.88%	3.09%

Net interest spread	1.99%	2.10%	2.00%	2.02%	2.10%	2.02%	2.25%
Net interest spread (FTE) (1)	2.12%	2.23%	2.13%	2.16%	2.26%	2.16%	2.42%
(1)These amounts are presented on a fully taxable-equivalent basis and are non-GAAP measures.
(2)These adjustments may include net gain or loss on sale of securities available for sale, net gain on sale of equity securities, BOLI income related to death benefits realized and other investment income or loss in the periods where applicable.
(3)These adjustments may include foreclosure expenses and branch closure expenses, in the periods where applicable.
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